EXHIBIT 5



               [LETTERHEAD OF MCGUIRE, WOODS, BATTLE & BOOTH LLP]

                                  May 28, 1999



Board of Directors
Cornerstone Realty Income Trust, Inc.
306 East Main Street



Richmond, Virginia 23219

   REGISTRATION STATEMENT ON FORM S-4 (REGISTRATION STATEMENT NO. 333-78117)
                12,670,964 SERIES A CONVERTIBLE PREFERRED SHARES

Gentlemen:

     We have acted as counsel to Cornerstone Realty Income Trust, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of 12,670,964 Series A Convertible Preferred Shares, no par value, of the Company (the "Shares"). The Shares are described in the Registration Statement on Form S-4 of the Company with Registration Statement No. 333-78117 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on May 7, 1999. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

     Based upon such considerations as we deem relevant, we are of the opinion that:

       1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia.

       2. When the Shares have been issued in the merger described in the Registration Statement pursuant to the Merger Agreement referred to therein, the Shares will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Joint Proxy Statement/Prospectus included therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.



                                        Very truly yours,



                                        /s/ McGuire, Woods, Battle & Boothe LLP